Exhibit 3.53

BY-LAWS

OF

Sbarro Pennslyvania Inc.

A Pennsylvania Corporation

ARTICLE I - CORPORATE OFFICE (Section 1507*)

The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated by the Board of Directors, which may, but need not be the same as its place of business. The Corporation may also maintain offices at such other places within or without the Commonwealth of Pennsylvania that the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings: (Section 1755)

The annual meeting of the shareholders of the Corporation shall be held in each calendar year at such time and place as may be fixed, from time to time, by the Directors and if the annual meeting is not called and held within six months after such designated time, any shareholder may call the meeting at any time thereafter.

Section 2 - Special Meetings: [Section 1755(b)]

Special meetings of the shareholders may be called by the Board of Directors or shareholders entitled to cast at least twenty percent of the votes that all shareholders are entitled to cast at the particular meeting so long as such right is not limited, altered or otherwise changed by the Articles of Incorporation of the Corporation, or by the Chairman or President or such other officer or officers as may be authorized, from time to time, by the Board of Directors shall be held within or without the Commonwealth of Pennsylvania.

Section 3 - Notice of Meetings: (Section 1702 & 1704)

(a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time and place where it is to be held, shall be provided to each shareholder to whom the giving of notice may be required by law, at least ten days prior to the day named

*	Unless otherwise stated in these Bylaws, all references to Sections in these Bylaws refer to Sections in Title 15 of the Pennsylvania Business Corporation Law.

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for a meeting to consider a fundamental change under the BCL and five days prior to the day named for the meeting in any other case. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.

(b) Whenever written notice is required to be given to any person under the Articles of Incorporation of the Corporation or under these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX, or facsimile number) appearing on the books of the-Corporation or, in the case of written notice to Directors, supplied by each Director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex, or TWX, when dispatched. A notice of a meeting shall specify the information required by these Bylaws.

(c) It shall not be necessary to give notice of any adjourned shareholders’ meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting as pursuant to Section 1702(b) of the BCL.

(d) So long as the Corporation is not a closely held corporation, it may give notice by mail of any annual or special shareholder’s meeting at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice by use of any class of postpaid mail.

(e) Whenever the Corporation has been unable to communicate for more than twenty four consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder as provided for in this subsection of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address, this subsection shall cease to be applicable to such shareholder.

Section 6 - Shareholders’ List: (Section 1764)

(a) The officer who has charge of the stock ledger of the Corporation, shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder during the entire meeting except if the Corporation has five thousand or more shareholders, the Corporation may-make the information available at the meeting by other means in lieu of making the list.

(b) Failure to comply with this subsection of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting of any shareholder entitled to vote thereat to examine the list.

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(c) The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer books or to vote at any meeting of shareholders.

Section 7 - Quorum: [Section 1756(a),(b) & 2522]

(a) A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise provided herein, or by law, or in the Articles of Incorporation, a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting for such period as the shareholders present and entitled to vote thereat shall direct.

(d) Any shareholders’ meeting that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, shall constitute a quorum for acting upon any matter set forth in the notice of meeting if such notice states that those shareholders attending the meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter or matters set forth in such notice.

(e) Those shareholders entitled to vote who attend a meeting of shareholders at which Directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing Directors of the Corporation.

Section 8 - Voting: [Section 1758(a),(b)]

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, every shareholder entitled to vote thereat shall be entitled to one vote for every share standing in his name on the books of the Corporation on the record date fixed for the meeting. At any meeting of shareholders, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at such meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Corporation, except when such vote is taken to elect the Directors of the Corporation. In each election of Directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the same election (by the holders of the class or classes of shares of which his shares are a part) and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates.*

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(b) Unless otherwise provided for in the Articles of Incorporation of this Corporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and each shareholder entitled to vote has the right to vote the number of shares owned by him for as many persons as there are Directors to be elected.

(c) Voting need not be by ballot in an election of Directors for the Corporation unless such ballots are required by a vote of the shareholders before the voting begins for the election of Directors.

Section 9 - Proxies: (Section 1759 & 1761)

(a) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his duly authorized attorney and filed with the Secretary of the Corporation.

(b) A proxy shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

(c) A telegram, telex, cablegram, or similar transmission by the shareholder or his attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or his attorney-in-fact, shall be treated as a valid proxy, so long as such writing sets forth a unique and confidential identification number or other mark furnished by the Corporation to the shareholder for the purpose of a particular meeting or transaction.

(d) Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in such proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

*	Note: If the Corporation was incorporated before May 5, 1933, the Corporation’s Articles of Incorporation must provide for cumulative voting if the Corporation desires to include such a provision. If the Corporation was incorporated after May 5, 1933, cumulative voting exists under section 1758 (b) of the BCL, unless the Articles of Incorporation specifically exclude it.

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Section 10 - CONSENT OF SHAREHOLDERS IN LIEU OF MEETING (Section 1766)

(a) Unless otherwise provided for in the Articles of Incorporation of the Corporation, any shareholders’ meeting, may be taken without a meeting, without prior notice and without a vote if a written consent or consents is/are signed by all of the shareholders of the Corporation entitled to vote at a meeting for such purpose is filed with the Corporation.

(b) (This subsection is an optional subsection of any Bylaws.)

Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at meeting at which all the shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation and any action taken pursuant to such consents shall not become effective until at least ten days after written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

ARTICLE III - JUDGES OF ELECTION: (Section 1765)

(a) The Board of Directors may appoint judges of election, who need not be shareholders, to act at any meeting of shareholders or any adjournment thereof so long as such appointment is made before such meeting or adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholders shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge of election.

(b) In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

(d) On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

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ARTICLE IV - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications: (Section 1723)

(a) (Section 1722 & 1723) The first Board of Directors and all subsequent Boards of the Corporation shall consist of (            )*, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. Each Director of the Corporation shall be a natural person of 18 years of age who need not be a shareholder of the Corporation or a resident of the Commonwealth of Pennsylvania, unless the Articles of Incorporation of the Corporation or these Bylaws require.

(b) (Section 1725) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, and their alternate or alternates, if so desired, shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) (Section 1724) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

Section 2 - Duties and Powers: (Section 1721)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under the Pennsylvania BCL, in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Place of Meetings: (Section 1703)

(a) A meeting of the Board of Directors may be held immediately following the annual meeting of shareholders at which Directors have been elected without the necessity of notice to the Directors. Meetings of the Board of Directors shall be held either within or without the Commonwealth of Pennsylvania at such time and such place as the Board shall fix or as may be designated in the notice of the meeting.

*	The Board of Directors may consist of one or more Directors under the BCL.

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Section 4 - Notice: (Section 1703)

No notice shall be required of any regular meeting of the Board of Directors and, if given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and with respect to special meetings such notice shall be given to each Director at least five days before the day named for the meeting unless such Director or Directors have previously signed a written Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board is needed to be specified in the notice of the meeting.

Section 5 - Quorum: [Section 1727(a)]

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws.

Section 6 - Manner of Acting: (Section 1727 & 1729)

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the Secretary of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated-as such in any certificate or document filed with the Secretary of the Commonwealth of Pennsylvania.

(d) (Section 1708) Where appropriate communications facilities are reasonably available, any or all Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other. Participation in a meeting pursuant to this subsection of these Bylaws shall constitute presence in person at the meeting.

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Section 7 - Interested Directors: (Section 1728)

(a) A contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of its Directors or officers are Directors or officers or have a financial interest, shall not be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if:

(i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the shareholders and the Board or shareholders authorize the contract or transaction by the affirmative vote of a majority of the disinterested Directors or shareholders even though the disinterested Directors or shareholders are less than a quorum; or

(ii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or shareholders.

(b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or shareholders that authorizes a contract or transaction specified in subsection (a) of these Bylaws.

Section 8 - Vacancies: [Section 1725(c)]

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by statute, the Articles of Incorporation or these Bylaws, when one or more directors shall resign from the board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation: (Section 1724)

A Director may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon receipt thereof by the Corporation, or at such time as shall be specified in the resignation.

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Section 10 - Removal: (Section 1726)

(a) One or more of the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, unless the Certificate of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Certificate of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director. The entire Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon. If any Directors are so removed, new Directors may be elected at the same meeting.

(b) The Board of Directors may declare vacant the office of any Director who has been judicially declared of unsound mind or who has been convicted of any offense punishable by imprisonment for a term of more than one year or for any other proper cause which these Bylaws may specify or if, within sixty days or such other time as these Bylaws may specify after notice of his selection, he or she does not accept office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as the Bylaws may specify.

Section 11 - Compensation: (Section 1730)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Committees: (Section 1731)

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Articles of Incorporation of the Corporation or these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors except:

(a) the submission to shareholders of any action requiring approval of the shareholders;

(b) the creation or filling of vacancies in the Board of Directors;

(c) the adoption, amendment or repeal of these Bylaws;

(d) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

(e) action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.

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Section 13 - Liability of Directors and Officers:

(a) (Section 512) A Director of the Corporation shall stand in a fiduciary relationship to the Corporation and shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(ii) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such persons; or

(iii) a committee of the Board of Directors upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director or officer reasonably believes to merit such confidence.

A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

(b) (Section 513) A Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, unless:

(i) the Director has breached or failed to perform the duties of his office set forth under subsection (a) of this section of these Bylaws; and

(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

This subsection shall not apply to:

(i) the responsibility or liability of a Director pursuant to any criminal statute; or

(ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law.

(c) (Section 514) A Director of the Corporation who is present at a meeting at which the Director is competent to act, shall be assumed to have assented to any action taken at such meeting unless his or her dissent is entered into the minutes of the meeting or he or she files a written dissent to such action with the Secretary of the Corporation before the adjournment of the meeting or sends the written dissent to the Secretary of the Corporation immediately following adjournment of such meeting.

ARTICLE IV - OFFICERS

Section 1 - Number Qualifications, Election and Term of Office: (Section 1732)

(a) The Corporation’s officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of

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the Corporation shall consist of a President, Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, and such other officers and assistant officers as the Board may authorize from time to time. The President and Treasurer shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person must be of full age. Any officer may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

(d) All officers of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be determined by or pursuant to resolutions or orders of the Board of Directors.

Section 2 - Performance of Duties: (Section 512)

Except as otherwise provided for in the Articles of Incorporation, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. An officer who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation.

Section 3 - Resignation: (Section 1732)

Any officer may resign at any time by giving written notice of such resignation to the Corporation. The resignation shall be effective upon receipt hereof by the Corporation or at such subsequent time a may be specified in the notice of resignation.

Section 4 - Removal: (Section 1733)

Any officer may be removed with or without cause by the Board of Directors at any time, without prejudice to the contracts rights, if any, of any officer so removed. Election or appointment of an officer or agent shall of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 5 - Bonds: (Section 1732)

The Corporation may require any or all of its officers to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

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Section 6 - Compensation: (Section 1732)

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS

EMPLOYEES AND AGENTS:

(a) (Section 1741) The Corporation shall indemnify any Director or officer, and may indemnify any other employee or party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a Director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption such Director, officer, agent or employee did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to the best interests of the Corporation and with respect of any criminal proceeding, had reasonable cause to believe that bis or her conduct was unlawful.

(b) (Section 1742) The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he or she acted in good faith and in the manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, to the extent that the court of common pleas of the judicial district embracing the district in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

(c) (Section 1744) Unless ordered by a court, any indemnification under section (a) or (b) of this Article of these Bylaws, shall not be made by the Corporation unless a determination that such Director, officer, employee or agent has met the applicable standard of conduct set forth in such sections. Such determination must be made by one of the following:

(i) by a majority vote of a quorum of the Board of Directors consisting of Directors who were not parties to the action or proceeding;

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(ii) if such a quorum of the Board of Directors is not obtainable or if obtainable and a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion;

(iii) or by the shareholders.

(d) (Section 1743) Any representative of the Corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsection (a) and (b) of this section of these Bylaws, or in defense of any claim, issue or matter therein, shall be indemnified against expenses, including attorney fees, actually and reasonably incurred by him or her in connection therewith.

(e) (Section 1750) The indemnification and advancement of expenses provided by this Article of these Bylaws, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) (Section 1746) The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under these Bylaws or otherwise.

(g) (Section 1747) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under this Bylaw.

ARTICLE VI - SHARES OF STOCK

Section 1 - Certificate of Stock: (Section 1528)

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom such shares are issued, the number and class of shares and the designation of the series, if any, that the certificate represents.

(c) If the Articles of Incorporation of the Corporation authorizes the Corporation to issue shares of more than one class or series of stock, the certificates for such shares shall state on their face or back that the Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

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(d) Certificates shall be issued in such form not inconsistent with the Articles of Incorporation and as shall be approved by the Board of Directors. Such certificates shall be numbered and registered on the books of the Corporation, in the order in which they were issued.

(e) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

(f) Any uncertificated shares issued by the Corporation shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 2 - Lost or Destroyed Certificates: (Title 13 Pa. CC. Section 8405)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

(b) files with the Corporation a sufficient indemnity bond; and

(c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares: (Section 1529 & Title 13 Section 8314, 8316 & 8320)

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require.

(b) A transferee of shares of the Corporation shall not be a record holder of such shares or entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation.

(c) No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

(d) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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ARTICLE VII - DISTRIBUTIONS TO SHAREHOLDERS (Section 1551)

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine so long as after the payment of such dividend the Corporation:

(a) is still able to pay its debts as they become due in the ordinary course of business; and

(b) the Corporation’s total assets are greater than its total liabilities, unless otherwise provided in the Articles of Incorporation, the amount that would be needed, if the Corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of the Corporation, to shareholders whose preferential rights are superior to those receiving the distribution.

ARTICLE VIII - FINANCIAL REPORT TO SHAREHOLDERS: (Section 1554)

Except as otherwise agreed in a writing, between a shareholder and the Corporation and then only with respect to that shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the fiscal year end and a statement of income and expenses for the fiscal year. These financial statements shall be prepared in accordance with generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. These financial statements shall be mailed to each of the Corporation’s shareholders within 120 days after the close of each fiscal year and, after the mailing and upon written request shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent financial statements has not previously been mailed.

If the Corporation’s financial statements, that are audited or reviewed by a public accountant, shall be accompanied by the report of the accountant; and if there is no such report by a public accountant, then each copy of the Corporation’s financial statements shall be accompanied by a statement of the person in charge of the financial records:

(a) stating his or her reasonable belief as to whether the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation; and

(b) describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

ARTICLE IX - MANNER OF GIVING NOTICE: WAIVERS OF NOTICE: (Section 1702)

(a) Whenever written notice is required to be given to any person under the Articles of Incorporation of the Corporation or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX, or facsimile number) appearing on the books of the Corporation or, in the case of written notice to Directors, supplied by each Director to

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the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, when a telex or TWX is dispatched or when a facsimile transmission is made. A notice of any meeting shall specify the place, day and hour of such meeting and any other information required by these Bylaws.

(b) It shall not be necessary to give notice of any adjourned shareholders’ meeting, or the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting as pursuant to Section 1702(b) of the BCL.

(c) So long as the Corporation is not a closely held corporation, it may give notice by mail of any annual or special share holders’ meeting at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice by use of any class of postpaid mail.

(d) Whenever a written notice is required to be given to any person under the law, the Corporation’s Articles of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of a meeting need by specified in the waiver of notice. Attendance of any person at a meeting, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

ARTICLE IX - AMENDMENTS (Section 1504)

Section 1 - Initial Bylaws:

The initial Bylaws of the Corporation shall be adopted by the Board of Directors at its organizational meeting.

Section 2 - By Shareholders:

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of the directors.

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Section 3 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation except those Bylaws that are committed expressly by Sections 1504(d), 1521, 1713,1721,1725,1726,1729,1756,1757,1765,2105, 2122, 2124, 2302, 2321,2322, 2325, 2332, 2334,2337, and 2923 of the BCL, to shareholder adopted Bylaws.

ARTICLE X-WAIVER OF NOTICE: (Section 229)

Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, of any meeting of shareholders, Board of Directors, or committee thereof, attendance at the meeting by any person, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, Directors or committee thereof need be specified in any written waiver of notice.

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